UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 2, 2006

SIRF TECHNOLOGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000- 50669	77-0576030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

148 E. Brokaw Road San Jose, California	95112
(Address of principal executive offices)	(Zip Code)

(408) 392-8300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 2, 2006, SiRF Technology, Inc. (“SiRF”), a wholly owned subsidiary of the Registrant, entered into a confidential Settlement Agreement and Mutual Release (the “Settlement Agreement”) with u-NAV Microelectronics Corporation and u-NAV Microelectronics Finland OY (collectively, “u-NAV”). Pursuant to the terms of the Settlement Agreement, SiRF and u-NAV settled the patent infringement lawsuit filed by SiRF on August 5, 2005, in the U.S. District Court, Central District of California, Civil Action No. SACV05-773 CJC (ANX). Concurrent with the execution of the Settlement Agreement, SiRF and u-NAV entered into a confidential Patent Cross License and Covenant Not to Sue (the “Patent Cross License”) under which SiRF granted u-NAV a limited license to certain SiRF GPS patents. In exchange for this license, u-NAV agreed to pay to SiRF cash, on-going royalty payments, and granted to SiRF a limited license to certain u-NAV GPS patents. The Patent Cross License will expire upon the later of (i) the expiration of the last SiRF licensed patent or (ii) the expiration of the last u-NAV licensed patent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 8, 2006

SIRF TECHNOLOGY HOLDINGS, INC.

By:	/s/ Geoff Ribar
Geoff Ribar
Senior Vice President Finance and
Chief Financial Officer